UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
JULY 6, 2010
Date of Report (date of Earliest Event Reported)
Converted Organics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33304	20-4075963
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
Incorporation or Organization)
137A LEWIS WHARF, BOSTON, MASSACHUSETTS 02110
(Address of principal executive offices and zip code)
617-624-0111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 9.01 Financial Statement and Exhibits
SIGNATURE
Ex-23.1
Ex-99.1
Ex-99.2
Ex-99.3

Explanatory Note
     On July 7, 2010, Converted Organics Inc., a Delaware corporation (“COIN”), filed a Current Report on Form 8-K to report that on July 6, 2010, a Membership Interest Purchase Agreement (the “Purchase Agreement”) was entered into by and among COIN, TerraSphere, Inc. a newly formed Delaware corporation and wholly-owned subsidiary of COIN, TerraSphere Systems, LLC, a Massachusetts limited liability company (“TerraSphere”) and the individuals owners of TerraSphere.
     This Amendment No. 2 to Form 8-K is being filed to amend Item 9.01 of the Form 8-K filed July 7, 2010 to include the historical financial statements of TerraSphere and the pro forma financial information relating to COIN’s potential acquisition of TerraSphere. Such information should be read in conjunction with the Form 8-K filed by COIN on July 7, 2010.
Item 9.01 Financial Statement and Exhibits.
(a)	Financial statements of businesses acquired.
     The audited consolidated financial statements of TerraSphere Systems LLC as of December 31, 2009 and 2008 and for years ended December 31, 2009, 2008 and 2007, are filed as Exhibit 99.1 hereto.
     The unaudited consolidated financial statements of TerraSphere Systems LLC as of March 31, 2010 and for the three month periods ended March 31, 2010 and 2009, are filed as Exhibit 99.2 hereto.
(b)	Pro forma financial information.
     The unaudited pro forma consolidated financial information with respect to the transaction described is filed as Exhibit 99.3 hereto.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

23.1	Consent of CCR LLP

99.1	Audited consolidated financial statements of TerraSphere Systems LLC as of December 31, 2009 and 2008 and for years ended December 31, 2009, 2008 and 2007.

99.2	Unaudited consolidated financial statements of TerraSphere Systems LLC as of March 31, 2010 and for the three month periods ended March 31, 2010 and 2009.

99.3	Unaudited pro forma consolidated combined consolidated financial information of Converted Organics Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.
Date: July 14, 2010	By:	/s/ Edward J. Gildea
		Name:	Edward J. Gildea
		Title:	Chief Executive Officer